Exhibit 99.1

TOP Financial Group Limited Announces Strategic Expansion to Launch Artificial Intelligence Division and Integrate Advanced AI Across Core Brokerage and FinTech Operations

SINGAPORE, Aug. 04, 2026 (GLOBE NEWSWIRE) -- TOP Financial Group Limited (NASDAQ: TOP, “TOP” or the “Company”), a fast-growing online brokerage firm specializing in local and foreign equities, futures, and options products, today announced that its Board of Directors has approved a major strategic initiative to expand the use of artificial intelligence (AI) across its core financial business. Under this new technical mandate, the Company will develop and deploy advanced AI solutions designed to create scalable, technology-driven business lines while directly supporting and optimizing its core fintech operations.

The initiative positions TOP at the absolute forefront of the financial technology industry’s digital transformation. By establishing a dedicated AI infrastructure, the Company plans to develop capabilities in several technology areas, including AI Software and Hardware Development, Cloud and GPU Compute Infrastructure, AI Model Access and Orchestration, Enterprise-Focused AI Agent Deployment.

Transforming Core Financial Operations

In parallel with exploring external commercial applications, TOP will deeply embed tools across its core operational entities. The goal is to revolutionize the user experience, optimize administrative costs, and enhance data reporting capabilities. Specific system integrations include Online Brokerage & Asset Management, Predictive Risk Assessment, Wealth Management & Advisory, Investment Banking Workflow.

“This strategic expansion into artificial intelligence marks a watershed moment for TOP Financial Group,” said Mr. Ka Fai Yuen, CEO of the Company. “By blending enterprise-grade GPU compute infrastructure with localized AI software, we are not just upgrading our online brokerage tools; we are creating a scalable ecosystem. It optimizes our operations, creates unparalleled efficiencies for our global clients, and establishes sustainable, long-term value for our shareholders.”

To support this technical expansion, the Company may explore strategic technology acquisitions to accelerate R&D and secure world-class engineering talent.

About TOP Financial Group

The Company, through its operating subsidiaries, provides diversified services including online brokerage platforms specializing in the trading of local and foreign equities, futures, and options products, assets and funds management services, trading solutions services, money lending services, trust services, investor relations and public relations services.

The operating subsidiaries, Zhong Yang Securities Limited and Zhong Yang Capital Limited are licensed with the Securities and Futures Commission of Hong Kong (“HKSFC”) to carry out type 1 (dealing in securities), type 2 (dealing in futures contracts) regulated activities, and are licensed with the HKSFC to carry out type 4 (advising on securities), type 5 (advising on futures contracts), and type 9 (asset management) regulated activities in Hong Kong. TOP completed its acquisition of Australia licensed company TOP 500 Sec Pty Ltd. The subsidiary will be able to provide dealing services in derivatives and foreign exchange contracts, and financial product advice for derivatives, foreign exchange contracts, debentures, stocks or bonds. TOP established TOP Financial Pte Ltd under the laws of Singapore. The Singapore subsidiary acquired the CMS license from the Monetary Authority of Singapore (“MAS”) to carry out regulated activities in Dealing in Capital Market. The operating subsidiary, WIN100 TECH Limited, is a Fintech development and IT support company. It provides trading solutions for clients trading on the world’s major derivatives and stock exchanges. Winrich Finance Limited was formed under the laws of Hong Kong and is a licensed money lending company governed by the Money Lenders Ordinance. Winrich Trust Limited was formed under the laws of the Hong Kong to provide trust services to clients. TOP also completed its acquisition of Zhong Yang Financial Services Limited formed under the laws of Hong Kong to provide investor relations and public relations services. The subsidiary is in the process of acquiring the TCSP license register with the Companies Registry of Hong Kong. For more information, please visit http://www.zyfgl.com/.

Forward-Looking Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and other factors discussed in the “Risk Factors” section of the Company’s most recent annual report and other filings with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

The Company:

IR Department
Email: IR@top500.com

Investor Relations:

ZYIR Limited

Ms. Choy Yuen Yin Clare, Director
Email: ZYIR@zyzq.com.hk
Phone: +852 3107-0732